                                                                            11.1

                                  ArQule, Inc.
            Statement Re Computation of Unaudited Net Loss Per Share
                      (In Thousands, Except Per Share Data)

                                                             Three Months Ended June 30,    Six Months Ended June 30,
                                                                     (Unaudited)                   (Unaudited)
                                                                  1999         1998             1999         1998
                                                                --------     --------         --------     --------

Net loss                                                        $ (3,594)    $   (638)        $ (7,560)    $   (567)
                                                                ========     ========         ========     ========

Weighted average shares outstanding:
         Common Stock                                             12,560       12,000           12,438       11,938
Weighted average common shares outstanding                        12,560       12,000           12,438       11,938
                                                                ========     ========         ========     ========

         Net loss per share - basic and diluted                 $  (0.29)       (0.05)           (0.61)       (0.05)
                                                                ========     ========         ========     ========




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